Power of Attorney

The undersigned hereby constitutes and appoints Kumi Yamamoto Baruffi, Ronald L. Farnsworth, Andrea M. Newburn and Lisa White as the undersigned's attorneys-in-fact to (1) execute and file for and on behalf of the undersigned, all reports of, and changes in, beneficial ownership by the undersigned of securities of Columbia Banking System, Inc. (the "Company") as may be required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, including forms required to generate codes for the Securities and Exchange Commission's electronic filing system; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute and file any such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, and in the best interest of, or legally required of, the undersigned.

The undersigned hereby grants to said attorneys-in-fact, each acting alone, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. The undersigned acknowledges that none of the Company, Kumi Yamamoto Baruffi, Ronald L. Farnsworth, Andrea M. Newburn and Lisa White are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 19, 2025.

Signature: [signature]
Name: Steven R. Gardner

Notarization/Certification

State of CALIFORNIA County of ORANGE

Signed or attested before me on August 19, 2025 by STEVEN R. GARDNER

[signature]
Notary/Agent/Subagent signature

MARION Katz
Notary printed or stamped name

11/22/2026
Notary expiration date

MARION KATZ
Notary Public - California
Orange County
Commission # 2427739
My Comm. Expires Nov 22, 2026

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA)
)ss.
COUNTY OF ORANGE)

On August 19, 2025 before me, MARION Katz, Notary Public, personally appeared STEVEN R. GARDNER, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal)

MARION KATZ
Notary Public - California
Orange County
Commission # 2427739
My Comm. Expires Nov 22, 2026